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                                                                     EXHIBIT 4.1

                                 PROMISSORY NOTE

TERMS:

Date:                      _________________________

Borrower:                  BlueFire Ethanol, Inc., a Nevada corporation

Borrower's Address:        31 Musick, Irvine, CA 92688

Lender:                    Arnold Klann

Principal Amount:          $________

Term: Payable within thirty (30) days of Borrower's receipt of investment financing in the aggregate of $____________ ("Due Date")

NOTE FEE: $________, unless such fee constitutes an interest payment above the maximum amount allowed by California law, in which case, such fee will be reduced to the maximum amount allowed by California law.

PAYMENT TERMS. This Note (principal amount and note fee) is due and payable within thirty (30) days of Borrower's receipt of investment financing in the aggregate of $____________ ("Due Date"). If repayment is not paid on time, the remaining balance will be subject to the maximum amount of interest permitted by the Laws of the State of California ("Default Interest")

BORROWER'S PRE-PAYMENT RIGHT. Borrower reserves the right to prepay this Note in whole or in part, prior to the Due Date, without penalty.

PLACE FOR PAYMENT. Borrower promises to pay to the order of Lender at the Lender's address and according to the terms for payment the principal amount plus fees.

DEFAULT AND ACCELERATION CLAUSE. If Borrower defaults in the payment of this Note or in the performance of any obligation, and the default continues after Lender gives Borrower notice of the default and the time within which it must be cured, as may be required by law or written agreement, then Lender may declare the unpaid principal balance, fee and any Default Interest on this Note immediately due. Borrower and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intentions to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

FORM OF PAYMENT. Any check, draft, Money Order, or other instrument given in payment of all or any portion hereof may be accepted by the Lender and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the Lender and applied to this indebtedness in the manner elsewhere herein provided.



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ATTORNEY'S FEES. If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Lender all costs of collection and enforcement, including reasonable attorney's fees and court costs in addition to other amounts due.

SEVERABILITY. If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

DESCRIPTIVE HEADINGS. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note.

CONSTRUCTION. The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

GOVERNING LAW. This Note shall be governed, construed and interpreted by, through and under the Laws of the State of California.

Borrower is responsible for all obligations represented by this Note.

EXECUTED this __________ day of _______________________, 20_____.

BORROWER                                             LENDER

__________________________                  ___________________________
Necy Sumait                                 Arnold Klann
SVP
BlueFire Ethanol, Inc.